                                                                    EXHIBIT 11.1

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (In millions, except share information)

                                      For the Year Ended             For the Year Ended            For the Year Ended
                                       December 31, 1996             December 31, 1995              December 31, 1994
                                 ---------------------------    --------------------------     ---------------------------
                                   Primary     Fully Diluted      Primary    Fully Diluted       Primary     Fully Diluted
                                 -----------   -------------    -----------  -------------     -----------   -------------
Income (loss) before
 extraordinary items             $     151.9     $     151.9    $      94.2    $      94.2     $      59.8     $      59.8
Extraordinary items                     -               -              (2.6)          (2.6)           -               -
                                 -----------     -----------    -----------    -----------      ----------      ----------
Net income (loss)                $     151.9     $     151.9    $      91.6    $      91.6     $      59.8     $      59.8
                                 ===========     ===========    ===========    ===========     ===========     ===========
Weighted Average Shares:
 Common shares
  outstanding                     60,485,696      60,485,696     48,944,181     48,944,181      42,602,167      42,602,167
 Exercise of stock
  options (1)                      3,275,938       3,279,914      3,544,757      3,698,491       3,321,954       3,443,913
 Exercise of warrants (2)               -               -             -              -           1,514,356       1,514,356
                                 -----------     -----------    -----------    -----------     -----------     -----------
Common and equivalent shares
 outstanding                      63,761,634      63,765,610     52,488,938     52,642,672      47,438,477      47,560,436
                                 ===========     ===========    ===========    ===========     ===========     ===========
Per Common and Equivalent Share:
 Income (loss) before
  extraordinary items            $      2.38     $      2.38    $      1.79    $      1.79     $      1.26     $      1.26
 Extraordinary items                    -               -             (0.05)         (0.05)             -               -
                                 -----------     -----------    -----------    -----------     -----------     -----------
 Net income (loss) per
  share                          $      2.38     $      2.38    $      1.74    $      1.74     $      1.26     $      1.26
                                 ===========     ===========    ===========    ===========     ===========     ===========

                                      For the Year Ended            For the Six Months Ended            For the Year Ended
                                       December 31, 1993               December 31, 1993                    June 30, 1993
                                 ----------------------------     ---------------------------      ----------------------------
                                    Primary     Fully Diluted(3)   Primary      Fully Diluted(3)     Primary      Fully Diluted
                                 -----------    -------------     ----------    -------------      -----------    -------------
Income (loss) before
 extraordinary items             $      (2.1)    $      (2.1)     $    (23.0)    $     (23.0)      $      10.1     $      10.1
Extraordinary items                    (11.7)          (11.7)          (11.7)          (11.7)                -               -
                                 -----------     -----------      ----------     -----------       -----------     -----------
Net income (loss)                $     (13.8)    $     (13.8)     $    (34.7)    $     (34.7)      $      10.1     $      10.1
                                 ===========     ===========      ==========     ===========       ===========     ===========
Weighted Average Shares:
 Common shares
  outstanding                     35,500,014      35,500,014      35,500,014     35,500,014        35,166,747      35,166,747
 Exercise of stock
  options (1)                           -          2,801,372               -      2,801,372         1,582,317       1,582,317
 Exercise of warrants (2)               -          3,300,000               -      3,300,000         3,300,000       3,300,000
                                 -----------     -----------      ----------     ----------        ----------      ----------

Common and equivalent shares
 outstanding                      35,500,014      41,601,386      35,500,014     41,601,386        40,049,064      40,049,064
                                 ===========     ===========      ==========     ==========        ==========     ===========
Per Common and Equivalent Share:
 Income (loss) before
  extraordinary items            $     (0.06)    $     (0.05)     $    (0.65)    $   (0.55)        $     0.25     $      0.25
 Extraordinary items                   (0.33)          (0.28)          (0.33)        (0.28)                 -               -
                                 -----------     -----------      ----------     ---------         ----------     -----------
 Net income (loss) per           $     (0.39)    $     (0.33)     $    (0.98)    $   (0.83)        $     0.25     $      0.25
  share                          ===========     ===========      ==========     =========         ==========     ===========

                                       For the Year Ended
                                         June 30, 1992
                                   ---------------------------
                                   Primary   Fully Diluted (3)
                                   -------   -----------------
Income (loss) before
 extraordinary items              $     (17.1)   $     (17.1)
Extraordinary items                      (5.1)          (5.1)
                                  -----------    -----------
Net income (loss)                 $     (22.2)   $     (22.2)
                                  ===========    ===========
Weighted Average Shares:
 Common shares
  outstanding                      27,768,312     27,768,312
 Exercise of stock options (1)           -         1,582,317
 Exercise of warrants (2)                -         3,300,000
                                  -----------    -----------

Common and equivalent shares
 outstanding                       27,768,312     32,650,629
                                  ===========    ===========
Per Common and Equivalent Share:
 Income (loss) before
  extraordinary items             $     (0.62)   $     (0.52)
 Extraordinary items                    (0.18)         (0.16)
                                  -----------    -----------
 Net income (loss) per share      $     (0.80)   $     (0.68)
                                  ===========    ===========

--------------
(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of the APB Opinion No. 15 because of the antidilutive effect on net loss per share.